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                                                                 Exhibit 10.5

                      MASTER CONSULTING SERVICES AGREEMENT

                                                              Agreement #4814224

       This is an agreement (the "Agreement") between Work Management Solutions ("CONSULTANT"), a company whose address is 75 Wells Avenue, Newton, Massachusetts 02159 and State Farm Mutual Automobile Insurance Company, its subsidiaries and affiliates ("STATE FARM"), having its corporate headquarters at One State Farm Plaza, Bloomington, Illinois, 61710.

                               W I T N E S S E T H

       WHEREAS, it is the desire of the parties that, in accordance with the terms and conditions hereof, the CONSULTANT shall, from time to time, provide consulting services to STATE FARM; and

       WHEREAS, both parties wish to enter into an agreement which will govern the relationship of the parties.

       ACCORDINGLY, the parties agree as follows:

       1. Services. STATE FARM shall from time to time request CONSULTANT to provide consulting services (the "Consulting Services"). STATE FARM shall make its request on a work order, the form of which is attached hereto and incorporated herein as Exhibit A (the "Work Order"). Each Work Order shall be in the format prescribed in Exhibit A and shall set forth, among other things, the topics, the location, the materials to be presented to STATE FARM, the hours to complete the work, the completion date, and the fee to be paid to CONSULTANT.

       2. Work Order; Fees. Upon execution of the Work Order by both parties, CONSULTANT shall provide the Consulting Services as set forth in the particular Work Order. In consideration of CONSULTANT performing and completing its responsibilities hereunder, STATE FARM shall pay the CONSULTANT the fee set forth in the particular Work Order. Such compensation shall be due and payable on the later of (i) thirty (30) days following completion of the Consulting Services or (ii) thirty (30) days following STATE FARM's receipt of an accurate invoice. Additionally STATE FARM shall reimburse CONSULTANT its reasonable travel expenses.

       3. Meetings. In order to provide Consulting Services, CONSULTANT agrees that at STATE FARM's request it shall meet with STATE FARM personnel at STATE FARM's office in Bloomington, Illinois. The meeting times shall be mutually agreeable. Both parties acknowledge that it shall be necessary to cooperate in order to carry out this Agreement, and each agrees to reasonably cooperate with the other.


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       4. Confidentiality: a. The parties expressly acknowledge that in the course of their performance hereunder, they may learn or have access to certain confidential, patent, copyright, business, trade secret, proprietary or other like information or products of the other party or of third parties, including but not limited to the other party's vendors, consultants, suppliers or customers (the Information). Anything in the Agreement to the contrary notwithstanding, the parties expressly agree that they will keep strictly confidential any such Information that they learn.

       b. STATE FARM and CONSULTANT agree that, for the purposes of the Agreement, third parties whose duties for STATE FARM require access to the Information provided under the Agreement shall have access to the Information as required by such duties, provided that: i) such third parties have agreed in writing with either STATE FARM or CONSULTANT, in terms no less restrictive than the confidentiality obligations of the Agreement, to keep confidential the Information, ii) such third parties have agreed in writing with either STATE FARM or CONSULTANT not to use the Information for their own benefit or the benefit of any person or entity besides STATE FARM, and iii) STATE FARM, when allowing such third parties access to CONSULTANT's Information, will not exceed the license or use restrictions in the Agreement.

       c. CONSULTANT agrees not to use a third party's Information for its own benefit or the benefit of any person besides STATE FARM.

       d. For purposes of this Section 4, the term "Disclosing Party" shall refer to the party to the Agreement providing the Information to the other party. The term "Receiving Party" shall refer to the party receiving the Information in the course of its performance under this Agreement. The term "Information" shall not include products or information that (i) are in the public domain or in the possession of the Receiving Party without restriction at the time of receipt under this Agreement; (ii) are used or released with the prior written approval of the Disclosing Party; (iii) are independently developed by the Receiving Party; or (iv) are ordered to be produced by a court of competent jurisdiction or appropriate regulatory authority, but in such case the Receiving Party producing the Information agrees to notify the Disclosing Party immediately and cooperate with the Disclosing Party in asserting a confidential or protected status for the Information.

       e. Each party expressly further agrees that it shall return to Disclosing Party upon the Disclosing Party's request any such Information and copies thereof. The provisions of this Section 4 shall survive termination of the Agreement.

       5. Performance Standards; Infringement Indemnification. CONSULTANT expressly warrants to STATE FARM that:

             a. It has the ability and expertise to perform its responsibilities hereunder and in doing so shall use the highest standards of professional workmanship. STATE FARM shall have the right to reject any of CONSULTANT's employees whose qualifications, in STATE FARM's judgment, cannot meet the standards hereunder.


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             b. All materials (the "Materials") provided to STATE FARM by
CONSULTANT as a product of the Consulting Services, and the ideas and techniques contained therein with respect to STATE FARM's business, shall be the sole and absolute property of STATE FARM.

             c. Any Materials, or Consulting Services furnished or used under this Agreement do not or will not infringe upon or violate a patent, copyright, license or other property or proprietary right held, or misappropriate a trade secret or other property right claimed by a third party. CONSULTANT at its own expense shall defend and hold STATE FARM fully harmless against any action asserted against STATE FARM (and specifically including costs and reasonable attorneys' fees associated with any such action) to the extent that it is based on a claim that use of the Materials within the scope of this Agreement infringes any patent, copyright, license or other property right or proprietary right of any third party. STATE FARM shall promptly notify CONSULTANT in writing of any such claim. If as a result of any claim of infringement against any patent, copyright, license or other property right or proprietary right of any third party, STATE FARM is enjoined from using the Materials, or if either party believes that the Materials are likely to become the subject of a claim of infringement, STATE FARM at its option may terminate this Agreement and receive a full refund of any fees paid hereunder, or request that CONSULTANT at its option and expense procure the right for STATE FARM to continue to use the Materials, or replace or modify the Materials so as to make it non-infringing.

       6. Work Made for Hire. The parties agree that the Materials produced hereunder shall be considered a work made for hire. CONSULTANT further transfers, assigns, sells, and conveys all rights to the Materials hereunder, including but not limited to copyright, trademark, trade secret, and patent rights.

       7. Use of State Farm Name. CONSULTANT shall not disclose or otherwise identify STATE FARM or any of its affiliates or subsidiaries orally or in any of CONSULTANT's advertising, publications, or other media to be displayed or disseminated to CONSULTANT's customers or other parties.

       8. Independent Contractor. The parties expressly agree that the CONSULTANT shall be an independent contractor for all purposes in the performance of this Agreement and shall not be an employee of STATE FARM.

       9. Hold Harmless. CONSULTANT expressly agrees anything herein to the contrary notwithstanding, that it shall indemnify and hold harmless STATE FARM against any damages of any kind whatsoever, including costs and reasonable attorneys' fees, STATE FARM shall incur as a result of the negligent acts or omissions of CONSULTANT, its employees or agents, while on STATE FARM's premises.

       10. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL STATE FARM BE LIABLE TO CONSULTANT FOR ANY SPECIAL,


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CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER. IN NO
EVENT WHATSOEVER SHALL STATE FARM'S LIABILITY TO CONSULTANT FOR ANY REASON WHATSOEVER EXCEED IN THE AGGREGATE THE MUTUALLY AGREED TO COMPENSATION FOR SERVICES PROVIDED UNDER THE WORK ORDER.

       11. Limitation of Actions. No action, whether in contract or tort, including negligence, arising out of the performance of services under this Agreement may be brought by either party more than eighteen (18) months after the cause of action accrues.

       12. No Waiver. It is expressly understood that if either party, on any occasion fails to perform any term of this Agreement, and the other party does not enforce that term, the failure to enforce on that occasion shall not prevent enforcement on any other occasion.

       13. Liquidated Damages. If either party neglects or fails to perform any of its obligations under this Agreement and such failure continues for a period of ten (10) days after notice thereof, the other party shall have the right to terminate this Agreement. On written notification to CONSULTANT, STATE FARM may at any time terminate the services of individual employees or agents of CONSULTANT for reasons of performance or conduct. Both parties acknowledge that the determination of actual damages in the case of nonperformance by either party will be difficult or impossible. Both parties therefore agree that damages under this Agreement will be as follows: In the event of CONSULTANT's default, CONSULTANT shall forfeit its fees hereunder and no fee shall be payable to it; in the event of STATE FARM's default, CONSULTANT shall receive only the portion of the total fee representing work previously completed, but in no event shall this amount exceed the total fee. This measure of damages shall be interpreted as liquidated damages, and not as a penalty.

       14. Assignment. CONSULTANT may not assign its duties under the Agreement to any other entity, including an entity which affiliates or merges with or acquires CONSULTANT, except when such assignment is approved in advance by STATE FARM in writing, which approval STATE FARM may in its sole discretion grant or deny.

       15. Time is of the Essence. CONSULTANT acknowledges that time is of the essence to STATE FARM.

       16. In the event STATE FARM, in its sole discretion, decides to loan equipment to CONSULTANT to facilitate CONSULTANT's performance of the Consulting Services, CONSULTANT shall be responsible for any loss or damage to such equipment.

This Agreement together with the exhibit attached hereto shall be an agreement binding upon each of the parties hereto, their successors, and to the extent permitted their assigns. This Agreement shall be governed by the laws of the State of Illinois without regard to its conflicts of law principles. This


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Agreement cannot be amended or otherwise modified except as agreed to in writing by each of the parties hereto. This Agreement and the exhibit attached hereto represent the sole agreement between the parties and supersedes and merges any prior agreement oral or written between the parties with respect to the subject matter hereof. This Agreement shall become effective on the date the second of the two parties to sign executes this Agreement below.

WORK MANAGEMENT SOLUTIONS               STATE FARM MUTUAL AUTOMOBILE
75 Wells Avenue                         INSURANCE COMPANY
Newton, MA 02159                        One State Farm Plaza
                                        Bloomington, IL 61710


      /s/ S. M. Grange                          /s/ Ron Mitchell
-------------------------------------   -------------------------------------
Signature                               Signature

      S. M. GRANGE                             Ron Mitchell
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Printed or Typed Name                   Printed or Typed Name

      V.P. Consulting Services                 Director
-------------------------------------   -------------------------------------
Title                                   Title

      July 10, 1998                            7/18/98
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Date                                    Date


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